Exhibit 10.5(b)
CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ECONOMICS AGREEMENT

THIS ECONOMICS AGREEMENT (this “Agreement”) dated as of May 27, 2020 (the “Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its direct or indirect subsidiaries that provide, directly or indirectly, any of the services contemplated hereby, “Servicer”) and SYNOVUS BANK, a Georgia state-chartered bank (“Lender”). As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, marketing and administrative services and a technology platform to lenders in connection with lenders originating consumer loans for their own account, primarily through a network of Program Merchants and Sponsors (as defined herein) or through consumer direct channels (the “GreenSky® Program”); and

WHEREAS, the GreenSky® Program is administered by Servicer on behalf and under the direction and control of federally-insured and federal- or state-chartered financial institutions participating in the GreenSky® Program, which includes the Lender; and

WHEREAS, as of the date hereof and simultaneously with this Agreement, Servicer and Lender are entering into (a) a new Facility Loan Origination Agreement (as hereinafter amended, the “Origination Agreement”), pursuant to which Lender will fund (or otherwise acquire) and own Loans thereunder, which will be originated through the GreenSky® Program, and (b) a new Facility Servicing Agreement (as hereinafter amended, the “Servicing Agreement”), pursuant to which Servicer will service such Loans owned by Lender and on behalf of Lender as a first-party servicer using the name of the GreenSky® Program or Lender; and

WHEREAS, Lender and Servicer are entering into this Agreement to set forth certain economic terms and conditions for the Loans under new Origination Agreement and the new Servicing Agreement and the transactions contemplated thereby; and

WHEREAS, this Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the existing Loan Origination Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented from time to time (the “Original Loan Origination Agreement”), and being serviced by Servicer on behalf of Lender under the existing Servicing Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented from time to time (the “Original Servicing Agreement”), except to the extent otherwise provided in the definition of Loan contained herein.

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 1

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Servicer and Lender as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

“[*****]”

“Finance Charge Reversal” shall mean, for any calendar month, the amount of any interest previously billed on a Retained Economics Loan (whether or not immediately payable) that is reversed during such month pursuant to the terms of a promotional offering.

“Index Rate” means [*****].

“Loan” shall mean either (a) a loan originated pursuant to the Origination Agreement, (b) a loan originated (or otherwise acquired) and owned by Lender pursuant to the Original Loan Origination Agreement to the extent that Lender and Servicer agree (which agreement may be via email) that such loan shall constitute a Loan for the purposes of the Origination Agreement, the Servicing Agreement and this Agreement (in which case the Origination Agreement, the Servicing Agreement and this Agreement shall apply to such loan in lieu of the Original Loan Origination Agreement and the Original Servicing Agreement, effective as of the date agreed by Lender and Servicer, and such loan, the Outstanding Balance of such loan and any amounts billed thereon shall only be included in any calculations under the Origination Agreement, the Servicing Agreement and this Agreement from and after such effective date) or (c) an Acquired Loan, together with any amounts, including interest, fees and other charges, generated with respect thereto; provided, that (i) in respect of any Participated Loan, from and after the Cutoff Date relating thereto (or date that an Economic Participation is granted pursuant to Section 2.07 of the Servicing Agreement, if applicable), such Participated Loan shall be disregarded for the purposes of the calculation of Outstanding Balance and the Monthly Accounting pursuant to this Agreement, and (ii) in respect of any Sold Loan, from and after the Cutoff Date relating thereto, such Loan shall no longer be considered a “Loan” hereunder for any purpose; provided, however, for the purposes of calculating the Outstanding Balance, the Monthly Accounting, the Total Bank Spread, the Performance Fee and the Retained Economics Loans Servicing Fee with respect to any period that begins prior to a Cutoff Date relating to a Participated Loan or Sold Loan (or date that an Economic Participation is granted in a Loan pursuant to Section 2.07 of the Servicing Agreement, if applicable) and ends after such date, the relevant Loan, the Outstanding Balance of such Loan and any amounts billed thereon during such period up until such date, as applicable, shall be included for the portion of such period prior to such date and excluded for the portion of such period from and after such date.

“Monthly Accounting” has the meaning set forth in Section 2.01(a).

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 2

“[*****]”

“Payment Date” shall mean the sixth calendar day of month, but if such calendar day is not a Business Day, then the first Business Day after the sixth calendar day of the month.

“Performance Fee” has the meaning set forth in Section 2.01(c).

“[*****]”

“Purchase Price” has the meaning set forth in the Origination Agreement.

“[*****]”

“Purchaser Servicing Fee” has the meaning set forth in Section 3.01. “[*****]”
“Retained Economics Loans” shall have the meaning set forth in the Origination Agreement.

“Retained Economics Loans Servicing Fee” has the meaning set forth in Section 2.01(b).

“Retained Economics Loans” shall have the meaning set forth in the Origination Agreement.

“[*****]”

Section 1.02 Other Definitional Provisions.

(a)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)All capitalized terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Origination Agreement or Servicing Agreement, as applicable.

(c)The words “hereof,” “herein” and “hereunder” and any words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection and Schedule references contained in this Agreement are references to Sections, Subsections and Schedules in or to this Agreement unless otherwise specified.

ARTICLE II
RETAINED ECONOMICS LOANS

Section 2.01 Performance Fee and Servicing Fee for Retained Economics Loans.

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 3

(a)No later than the Business Day prior to the Payment Date each month during the term of this Servicing Agreement, Servicer shall calculate a “Monthly Accounting” for Retained Economics Loans with respect to the prior month as follows and forward such calculation and the detail therefor to Lender:

[*****]

For clarification purposes, except to the extent provided in the definition of Loans in Section 1.01, this Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the existing Original Loan Origination Agreement that are being serviced by Servicer on behalf of Lender under the Original Servicing Agreement (the “Existing Portfolio Loans”), and such Existing Portfolio Loans shall be excluded from the provisions of this Agreement and the economic terms and conditions for such Existing Portfolio Loans shall be governed by the provisions of the Original Loan Origination Agreement and the Original Servicing Agreement.

(b)On each Payment Date, Lender will pay Servicer a “Retained Economics Loans Servicing Fee” equal to [*****].

[*****]

Section 2.02 Reduction of Performance Fee and Servicing Fee. From and after the delivery of a Termination Notice pursuant to the Servicing Agreement, the Performance Fee and Servicing Fee due to Servicer under this Article II shall be reduced by the commercially reasonable servicing fee in accordance with Section 4.02(b) of the Servicing Agreement paid by Lender to the Successor Servicer on Retained Economics Loans, but the remainder of the Performance Fee and Servicing Fee (in the case of the Servicing Fee, calculated only with respect to then outstanding Loans actually serviced by the Servicer) shall be paid to Servicer as contemplated by this Article II.

ARTICLE III
PARTICIPATED LOANS AND SOLD LOANS

Section 3.01 Participated Loans Servicing Fee. The Parties acknowledge that each Purchaser shall pay a monthly servicing fee to Lender in respect of the servicing activities to be undertaken by Lender as the account owner for the Economic Participations purchased by such Purchaser (each, a “Purchaser Servicing Fee”), which is expected to be calculated as [*****]. In respect of Servicer’s performance of responsibilities under the Servicing Agreement as Lender’s agent as a first-party servicer, Lender agrees that Lender shall pay to Servicer a portion of the Purchaser Servicing Fee actually paid by each Purchaser. Unless otherwise agreed by Lender and Servicer, the portion of each Purchaser Servicing Fee that Lender shall retain for its activities shall equal [*****], and, to the extent actually paid to Lender (or Servicer, on Lender’s behalf), the remainder of each Purchaser Servicing Fee shall be paid to Servicer. For administrative purposes, Lender agrees that a Purchaser, on Lender’s behalf, may pay the Purchaser Servicing Fee to Servicer (on behalf of Lender and as Lender’s agent as a first-party

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 4

servicer), and Servicer and Lender shall settle the respective portions of the Purchaser Servicing Fee due between them on each Payment Date.

Section 3.02 [*****]

Section 3.03 [*****]

ARTICLE IV
TERMINATION

4.01 Termination. This Agreement shall begin on the Effective Date and end on the date that the Servicing Agreement ceases to be in effect in accordance with its terms.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01 Net Settlement. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that any amounts due between Lender and Servicer pursuant to this Agreement may be settled on a net basis. Servicer shall furnish to Lender the reports and information regarding the net settlement amounts and the Loans owned by Lender subject to this Agreement as Lender may reasonably request as necessary or appropriate.

Section 5.02 Amendment. This Agreement may not be modified or amended except by a writing executed by both Parties hereto.

Section 5.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.04 Notices. All demands, notices, documentation, deliverables and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the address shown below, or via .pdf format or via email upon, in each case, electronic confirmation of receipt thereof by the other Party, as follows:

If to Servicer: GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

and, with respect to formal notices and legal correspondence, with a copy to:

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 5

GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Legal Officer

If to Lender: Synovus Bank
1111 Bay Avenue
Card Services Director
Columbus, Georgia 31901
Attention: Christopher Pyle

and, with respect to formal notices and legal correspondence, with a copy to:

Synovus Centre
1111 Bay Avenue, Suite 500
Columbus, GA 31901
Attention: General Counsel

Either Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other such Party.

Section 5.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.06 Assignment. This Agreement is binding upon the Parties and their successors and assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder to any Person that is not an Affiliate without the prior written consent of the other Party. Any purported assignment to a Person without such prior written consent shall be void. Notwithstanding the foregoing, Servicer may assign its interest hereunder as part of the sale, transfer or assignment of all or substantially all of the assets or business of the Servicer or the sale, transfer or assignment of equity interests of the Servicer (or any holding company thereof) so long as such successor to such sale, transfer or assignment assumes in writing all of the obligations of the Servicer hereunder and under the Servicing Agreement in a manner reasonably satisfactory to the Lender.

Section 5.07 Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Agreement, including, without limitation, the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Loans for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other Party of any change in the name or the type or jurisdiction of organization of such Party.

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 6

Section 5.08 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 5.09 Counterparts. This Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 5.10 Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and are binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Agreement.

Section 5.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, including all schedules and exhibits hereto, the Origination Agreement, the Servicing Agreement and the Origination Papers (as defined in the Origination Agreement), set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

Section 5.12 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 5.13 Survival. The termination or expiration of this Agreement shall not affect the rights of either Party to amounts that became due prior thereof or to recover for breaches occurring prior thereto or with respect to provisions of this Agreement that by their terms continue after termination.

Section 5.14. Waiver of Jury Trial; Jurisdiction.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE SERVICER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDER AND THE SERVICER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE SERVICER OR THE LENDER OF ANY KIND OR NATURE RELATING TO ANY OF THIS AGREEMENT OR THE LOANS.

ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 7

(b)EACH OF THE SERVICER AND THE LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE SERVICER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE SERVICER AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE A PARTY HERETO OR THE ENFORCEMENT BY A PARTY HERETO OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)Each Party acknowledges that it has been represented by legal counsel of its own choosing and has been advised of the intent, scope and effect of this Section 5.14 and has voluntarily entered into this Agreement and this Section 5.14.

Section 5.15. Subsidiaries Providing Services. Pursuant to the first paragraph of this Agreement, any direct or indirect wholly-owned subsidiary of GreenSky, LLC may provide or be delegated any duties, obligations or responsibilities of GreenSky, LLC under this Agreement; provided, however, that (i) GreenSky, LLC shall not be released or relieved of any of its duties, obligations or responsibilities under this Agreement or any other Origination Papers, (ii) GreenSky, LLC and any such subsidiary shall be jointly and severally liable for any action or omission of any such subsidiary as if such action or omission were an action or omission of GreenSky, LLC, and (iii) any such subsidiary shall be subject to the audit, review and examination rights of Lender as set forth in the Origination Agreement (including Section 6.03 thereof) and the Servicing Agreement (including Section 2.04 thereof).

[Signature page follows]
ECONOMICS AGREEMENT (GreenSky-Synovus) – Page 8

IN WITNESS WHEREOF, Servicer and Lender have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By: /s/ Timothy D. Kaliban
Name: Timothy D. Kaliban
Title: President

SYNOVUS BANK

By: /s/ Christopher Pyle
Name: Christopher Pyle
Title: Group Executive